Exhibit 10(i)53

PROMISSORY NOTE

$15,000,000.00	Albany, New York
Date: April 16, 2007

          FOR Value Received, CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a New York corporation (the “Debtor”), HEREBY PROMISES TO PAY to the order of JPMORGAN CHASE BANK, N.A. (the “Bank”), at its offices located at 12 Corporate Woods Blvd., Albany, New York 12211, or at such other place as the Bank or any holder hereof may from time to time designate, the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000), or such lesser amount as may constitute the outstanding balance hereof, in lawful money of the United States, on or before the earlier of (i) On demand; (ii) June 30, 2008 (the “Termination Date”); or (iii) the date set forth on the Grid Schedule attached hereto as the maturity date (the “Maturity Date”) with respect to each loan made hereunder (each a “Loan” and collectively, the “Loans”); and to pay interest in like money at said office or place from the date hereof on the unpaid principal balance of each Loan made hereunder at a rate equal to the “Applicable Interest Rate” (as hereinafter defined) for such Loan, which interest shall be payable on the first day of each month commencing with the first month immediately following the date of a Loan and on the Maturity Date for such Loan or until such Loan shall be due and payable by acceleration or otherwise, and thereafter, on demand. Interest after the Maturity Date for a Loan or after a Loan becomes due and payable by acceleration or otherwise shall be payable at a rate of two percent (2%) per annum above the Bank’s Prime Rate, which rate shall be computed for the actual number of days elapsed on the basis of a 360-day year and shall be adjusted as of the date of each such change, but in no event higher than the maximum permitted under applicable law. “Prime Rate” shall mean the rate of interest as is publicly announced at the Bank’s principal office from time to time as its Prime Rate.

          The Bank is authorized to enter on the Grid Schedule attached hereto (i) the amount of each Loan made from time to time hereunder, (ii) the date on which each Loan is made, (iii) the Maturity Date for each Loan, which in no event shall be a date later than the Termination Date; (iv) the Interest Rate agreed upon between the Debtor and the Bank for each Loan (each such rate, the “Applicable Interest Rate” being either the “Fixed Rate”, or the “Prime Rate”, as hereinabove defined); (v) the amount of each payment made hereunder, and (vi) the outstanding principal balance of the Loans hereunder from time to time, all of which entries, in the absence of manifest error, shall be conclusive and binding on the Debtor; provided, however, that the failure of the Bank to make any such entries shall not relieve the Debtor from its obligation to pay any amount due hereunder.

          “Fixed Rate” means a rate of interest per annum quoted to the Debtor by the Bank in its discretion, from time to time at the request of the Debtor, by 11:00 a.m., New York City time, upon one (1) Business Days’ prior request therefor by the Debtor; such quoted rate shall be the fixed rate which would be applicable to a Fixed Rate Loan by the Bank on the requested date for the proposed borrowing, in the specified amount and with the specified Interest Period; the Debtor may request a Fixed Rate Loan on the basis of such quote. Notwithstanding any other provision of this Note, (i) rates quoted by the Bank shall be determined in the sole discretion of the Bank by reference to such factors and considerations as the Bank shall deem relevant, and (ii) the Bank shall not be required to quote any rate at all for any proposed Loan or upon the termination of an Interest Period relating to any existing Loan.

          “Interest Period” means as to any Fixed Rate Loan the period mutually agreed upon by the Debtor and the Bank; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the succeeding Business Day, and (ii) no Interest Period may be selected which expires later than the Termination Date.

          “Business Day” shall mean any day that is not a Saturday, Sunday or legal holiday in which banks in New York City are open for business.

          The Debtor shall not have the right to prepay any Loan bearing interest at the Fixed Rate prior to the Maturity Date of such Loan. In the event the Debtor does prepay such a Loan prior to its Maturity Date, the Debtor shall reimburse the Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment.

          If the Debtor shall default in the punctual payment of any sum payable with respect to, or in the observance or performance of any of the terms and conditions of, this Note, or any other agreement with or in favor of the Bank, or if a default or event of default that is accelerated shall occur for any reason under any such agreement, or if the Debtor shall default with respect to any other obligations for borrowed money, or if the Bank shall, in its sole discretion, consider any of the obligations of the Debtor hereunder insecure, or if any warranty, representation or statement of fact made in writing to the Bank at any time by an officer, agent or employee of the Debtor is false or misleading in any material respect when made, or if the Debtor shall be dissolved or shall fail to maintain its existence in good standing, or if the usual business of the Debtor shall be suspended or terminated, or if any levy, execution, seizure, attachment or garnishment shall be issued, made or filed on or against any material portion of the property of the Debtor, or if the Debtor shall become insolvent (however defined or evidenced), make an assignment for the benefit of creditors or make or send a notice of intended bulk transfer, or if a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statue now or hereafter in affect (whether at law or in equity) is filed or commenced by or against the Debtor or any material portion of its property, or if any trustee or receiver is appointed for the Debtor or any such property - then and in any such event, in addition to all rights and remedies of the Bank under applicable law and otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and/or concurrently, the Bank may, at its option, declare any and all of the amounts owing under this Note to be due and payable, whereupon the maturity of the then unpaid balance hereof shall be accelerated and the same, together with all interest accrued hereon, shall forthwith become due and payable.

          The Debtor hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

          This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Debtor and the Bank.

          In the event the Bank or any holder hereof shall refer this Note to an attorney for collection, the Debtor agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney’s fees, whether or not suit is instituted.

          In the event of any litigation with respect to this Note, the Debtor waives the right to a trial by jury and all rights of setoff and rights to interpose counter-claims and cross-claims. The Debtor hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to this Note. The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of the Debtor. The Debtor hereby authorizes the Bank to complete this Note in any particulars according to the terms of the Loan evidenced hereby.

          This Note shall be governed by an construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State, and shall be binding upon the successors and assigns of the Debtor and inure to the benefit of the Bank, its successors, endorsees and assigns.

          If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

By:

ATTEST:

By:

LINCOLN E. BLEVEANS, Secretary

GRID SCHEDULE

Date	Note#	Effective Date	Applicable Interest Rate	Amount	Maturity Date